                                                                   EXHIBIT 99.4
                           FORM OF LETTER TO CLIENTS

                                  TENDER FOR
                 6.50% CUMULATIVE CONVERTIBLE PREFERRED STOCK
                                      OF
                                USX CORPORATION
                                IN EXCHANGE FOR
            6.75% CONVERTIBLE QUARTERLY INCOME PREFERRED SECURITIES
                       (CONVERTIBLE QUIPSSM* SECURITIES)
                                      OF
                              USX CAPITAL TRUST I

To Our Clients:

  We are enclosing herewith a Prospectus, dated      , 1997 (the
"Prospectus"), of USX Corporation, a Delaware corporation ("USX"), and USX Capital Trust I, a Delaware statutory business trust (the "Trust"), and a related Letter of Transmittal (which, together with the Prospectus, constitutes the "Exchange Offer") relating to the offer by USX to exchange 6.75% Convertible Quarterly Income Preferred Securities of the Trust, representing preferred undivided beneficial ownership interests in the assets of the Trust (the "Trust Convertible Preferred Securities"), for up to 6,700,000 of the 6,900,000 outstanding shares of USX's 6.50% Cumulative Convertible Preferred Stock (the "6.50% Convertible Preferred Stock").

  The Exchange Offer will be effected on the basis of one Trust Convertible Preferred Security for each share of 6.50% Convertible Preferred Stock, in each case validly tendered and accepted for exchange in the Exchange Offer, and upon the terms and subject to the conditions set forth in the Prospectus,
dated      , 1997 (the "Prospectus"), of USX and the Trust, and the related
Letter of Transmittal (which, together with the Prospectus, constitutes the "Exchange Offer"). Shares of 6.50% Convertible Preferred Stock not accepted for exchange because of proration will be returned.

  The Trust Convertible Preferred Securities have an initial liquidation amount of $50.00 per security. In general, the Trust Convertible Preferred Securities will be convertible at any time following the first date of issuance of any Trust Convertible Preferred Securities and prior to (i) the close of business on March 31, 2037, unless in certain limited circumstances the maturity of the 6.75% Convertible Junior Subordinated Debentures of USX (the "Convertible Debentures") held by the Trust is shortened, in which case the advanced maturity date or (ii) in the case of Trust Convertible Preferred Securities called for redemption, on the related redemption date subject to limited exceptions, at the option of the holder thereof, into shares of USX-U.S. Steel Group Common Stock, par value $1.00 per share (the "Steel Stock"). The Trust Convertible Preferred Securities will otherwise have conversion terms and will have optional redemption terms that are substantially the same as the 6.50% Convertible Preferred Stock.

  Please note that the Exchange Offer will expire at 12:00 midnight, New York
City time, on     , 1997, unless extended (the "Expiration Date").

  Consummation of the Exchange Offer is subject to (i) the condition that, immediately after the acceptance for exchange of shares of 6.50% Convertible Preferred Stock, there would be at least an aggregate of 400 record or beneficial holders an aggregate of at least 1,000,000 Trust Convertible Preferred Securities in order to satisfy New York Stock Exchange minimum listing requirements (the "Minimum NYSE Distribution Condition"); (ii) receipt of at least 3,450,000 validly tendered shares of 6.50% Convertible Preferred Stock; and (iii) the condition (the "OID Condition") that USX reasonably expects on the Expiration Date, based upon the terms of the Trust Convertible Preferred Securities and the recent trading values of the 6.50% Convertible Preferred Stock and the Steel Stock, that the Convertible Debentures will not be issued with reportable original issue discount ("OID"). If the fair market value of the Convertible Debentures (as measured by the fair market value of the Trust
--------

* QUIPS is a servicemark of Goldman, Sachs & Co.

Convertible Preferred Securities) at the date of issuance does not exceed $45.125, the Convertible Debentures would be treated as having been issued with OID.

  USX expressly reserves the right, in its sole discretion, to extend, amend or modify the terms and conditions of the Exchange Offer (other than the Minimum NYSE Distribution Condition and the OID Condition, which conditions may not be waived by USX) in any manner, or to withdraw or terminate the Exchange Offer at any time for any reason.

  We are the holder of record of shares of 6.50% Convertible Preferred Stock held by us for your account. A tender of such shares can be made only by us as the record holder and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender the shares of 6.50% Convertible Preferred Stock held by us for your account.

  We request instructions as to whether you wish to tender any or all of the shares 6.50% Convertible Preferred Stock held by us for your account pursuant to the terms and conditions of the Exchange Offer. Please so instruct us by completing, executing, detaching, and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your shares of 6.50% Convertible Preferred Stock, please forward to us your instructions in ample time to permit us to submit a tender on your behalf prior to the Expiration Date. If you complete a Letter of Transmittal, and have not indicated otherwise on the instruction form, you will be deemed to have tendered the full number of shares of 6.50% Convertible Preferred Stock held by us for your account.

                                          Very truly yours,

                        INSTRUCTIONS WITH RESPECT TO THE
                                   TENDER FOR
                       6.50% CONVERTIBLE PREFERRED STOCK
                                       OF
                                USX CORPORATION
                                IN EXCHANGE FOR
            6.75% CONVERTIBLE QUARTERLY INCOME PREFERRED SECURITIES
                                       OF
                              USX CAPITAL TRUST I

  The undersigned acknowledges receipt of your letter enclosing the Prospectus,
dated     , 1997, of USX and the Trust and a related Letter of Transmittal relating to the Exchange Offer. This will instruct you to tender the number of shares of 6.50% Convertible Preferred Stock indicated below held by you for the account of the undersigned, pursuant to the terms and subject to the conditions of the Exchange Offer, and confirm that you may make the representations contained in the Letter of Transmittal on behalf of the undersigned.

                    DESCRIPTION OF SECURITIES TO BE TENDERED

             AGGREGATE
         NUMBER OF SHARES
       OF 6.50% CONVERTIBLE
      PREFERRED STOCK HELD BY                            NUMBER OF SHARES
        YOU FOR THE ACCOUNT                            OF 6.50% CONVERTIBLE
        OF THE UNDERSIGNED                           PREFERRED STOCK TENDERED*
      -----------------------                        -------------------------

--------
*Unless otherwise indicated, the undersigned will be deemed to have tendered the full number of shares of 6.50% Convertible Preferred Stock held for the account of the undersigned.

                                [See Other Side]

   Please designate in the box below any Soliciting Dealer who solicited your tender.


                               SOLICITED TENDERS

    The undersigned represents that the Soliciting Dealer who solicited and obtained this tender is:

    Name of Firm:  ____________________________________________________
                                   (Please Print)

    Name of Individual Broker or Financial Consultant:   ______________

    Identification Number (if known):   _______________________________

    Address:   ________________________________________________________
                                  (Include Zip Code)

                                     SIGN HERE


                                     ------------------------------------------
                                     Signature(s)


                                     ------------------------------------------
                                     Please print name


                                     ------------------------------------------
                                     Date